STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Cantor Group Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **July, 2016** at **12:36 PM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 07/22/2016

Filed Online By:

Bill Havre

on 07/22/2016

Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
Ed Murray, WY Secretary of State
FILED: Jul 22 2016 12:36PM
Original ID: 2016-000720953

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
Cantor Group Inc.

II. The name and physical address of the registered agent of the corporation is:
Registered Agents Inc.
412 N Main St Ste100
Buffalo, WY 82834

III. The mailing address of the corporation is:
412 N Main Street STE 100
Buffalo, WY 82834

IV. The principal office address of the corporation is:
412 N Main Street STE 100
Buffalo, WY 82834

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	100,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Registered Agents Inc.
412 N. Main Street, STE 100 Buffalo Wyoming 82834

Signature: *Bill Havre* Date: **07/22/2016**

Print Name: **Bill Havre**

Title: **Assistant Secretary**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

INCORPORATOR INITIAL RESOLUTIONS

I, Riley Park, of Registered Agents Inc., being the Incorporator of Cantor Group Inc., a Wyoming corporation, hereby resolve to relinquish signing authority to the newly appointed officer(s) and director(s) and adopt the following resolutions:

1. **Resolved**, that the following named officer(s) and director(s) of the corporation are hereby appointed and directed to serve until the first annual meeting of stockholders, and/or until their successors are elected and appointed, or they are re-elected at their annual meeting.

   President: Shane Schmidt
   Treasurer: Shane Schmidt
   Secretary: Shane Schmidt
   Director(s): Shane Schmidt

2. **Resolved**, that Cantor Group Inc. was incorporated in Wyoming on 7/22/2016 with assigned filing number 2016-000720953.

3. **Resolved**, that the copy of the Certificate of Incorporation of the above named corporation is complete, and be inserted into the official corporate record book.

4. **Resolved**, that the bylaws be adopted as the bylaws for the corporation, and be inserted into the minute book of the corporation record book.

5. **Resolved**, that if the stockholders fail to hold their initial and/or annual meetings, that the above named directors will remain in their appointment until the stockholders hold their meeting, and that the corporation will stay active pursuant to state statute.

Riley Park

Riley Park – Incorporator
July 22, 2016